UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 4, 2008

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 4, 2008, pursuant to the terms of the Short-Term Performance Plan of Wisconsin Energy Corporation amended and restated effective as of January 1, 2005 (the "STPP"), the Compensation Committee of Wisconsin Energy Corporation's Board of Directors established overall performance goals for the upcoming 2009 plan year. In general, the 2009 annual incentive under the STPP will be dependent upon financial achievement determined by Wisconsin Energy's performance against targets for earnings from ongoing operations and cash flows, which will be established in the near future. In addition to Wisconsin Energy's targets for earnings from ongoing operations and cash flows, officers and employees whose positions principally relate to utility operations are also measured against targets for the aggregate net income of Wisconsin Electric Power Company and Wisconsin Gas LLC. Awards can be increased or decreased by up to 10% based upon Wisconsin Energy's performance in the operational areas of customer satisfaction (5%), supplier and workforce diversity (2.5%) and safety (2.5%).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

         10 Material Contracts

  10.1 Wisconsin Energy Corporation Short-Term Performance Plan, As Amended and Restated Effective as of January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/STEPHEN P. DICKSON
Date: December 5, 2008	Stephen P. Dickson - Vice President and Controller

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/STEPHEN P. DICKSON
Date: December 5, 2008	Stephen P. Dickson - Vice President and Controller